Exhibit (c)(iv)

                                                                       EXECUTION

                 TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED
                                       and
                                TATA SONS LIMITED

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                        HOLDERS AND BENEFICIAL OWNERS OF
                    INTERNATIONAL GLOBAL DEPOSITARY RECEIPTS

                         -------------------------------
                         International Deposit Agreement
                         -------------------------------

                            Dated as of July 15, 1994

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01. Agreement .................................................      1
SECTION 1.02. Beneficial Owner ..........................................      1
SECTION 1.03. Commission ................................................      2
SECTION 1.04. Company ...................................................      2
SECTION 1.05. Custodian .................................................      2
SECTION 1.06. Depositary ................................................      2
SECTION 1.07. Deposited Securities ......................................      2
SECTION 1.08. Dollars; Rs. ..............................................      2
SECTION 1.09. Effective time ............................................      2
SECTION 1.10. Holder ....................................................      2
SECTION 1.11. Initial Deposit ...........................................      2
SECTION 1.12. International GDRs ........................................      3
SECTION 1.13. International GDSs ........................................      3
SECTION 1.14. Master International GDR ..................................      3
SECTION 1.15. Nominee ...................................................      3
SECTION 1.16. Principal London Office ...................................      3
SECTION 1.17. Principal New York Office .................................      3
SECTION 1.18. Registrar .................................................      3
SECTION 1.19. Regulation S ..............................................      4
SECTION 1.20. Restricted Period .........................................      4
SECTION 1.21. Rule 144A Deposit Agreement ...............................      4
SECTION 1.22. Rule l44A GDRs ............................................      4
SECTION 1.23. Rule 144A GDSs ............................................      4
SECTION 1.24. Securities Act ............................................      4
SECTION 1.25. Securities Act Legend .....................................      4
SECTION 1.26. Securities Exchange Act ...................................      5
SECTION 1.27. Shares ....................................................      5
SECTION 1.23. Warrants ..................................................      5
SECTION 1.29. United States .............................................      5

                                   ARTICLE II

                 BOOK-ENTRY SYSTEM, FORM OF INTERNATIONAL GDRs,
                   DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                  TRANSFER AND SURRENDER OF INTERNATIONAL GDRs

SECTION 2.01. Book-Entry System; Form and Transferability
               of International GDRs ....................................      5
SECTION 2.02. Deposit of Shares .........................................      8
SECTION 2.03. Execution and Delivery of International GDRS ..............     10
SECTION 2.04. Transfer of International GDRs; Combination
               and Split-up of International GDRs .......................     11
SECTION 2.05. Surrender of International GDRs and Withdrawal
               of Deposited Securities ..................................     12
SECTION 2.06. Limitations on Execution and Delivery, Transfer,
               etc. of International GDRs; Suspension of
               Delivery, Transfer, etc. .................................     14
SECTION 2.07. Lost International GDRs, etc. .............................     15
SECTION 2.08. Cancellation and Destruction of Surrendered
               International GDRs .......................................     15


                                       i
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                                                                            Page


SECTION 2.09. Maintenance of Records ....................................     16
SECTION 2.10. Partial Dividend Shares ...................................     16

                                   ARTICLE III

              CERTAIN OBLIGATIONS OF HOLDERS OF INTERNATIONAL GDRs

SECTION 3.01. Filing Proofs, Certificates and Other
               Information ..............................................     17
SECTION 3.02. Liability of Holders and Beneficial Owners for
               Taxes and Other Charges ..................................     17
SECTION 3.03. Representations and Warranties on Deposit,
               Transfer end Surrender and Withdrawal of Shares
               or International GDRs ....................................     18
SECTION 3.04. Disclosure of Beneficial Ownership ........................     19

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.01. Power of Attorney .........................................     19
SECTION 4.02. Cash Distributions; Withholding ...........................     19
SECTION 4.03. Distributions Other than Cash, Shares or Rights ...........     20
SECTION 4.04. Distributions in Shares ...................................     21
SECTION 4.05. Rights ....................................................     21
SECTION 4.06. Conversion of Foreign Currency ............................     23
SECTION 4.07. Fixing of Record Date .....................................     24
SECTION 4.08. Voting of Deposited Securities ............................     24
SECTION 4.09. Changes Affecting Deposited Securities ....................     25
SECTION 4.10. Transmittal by the Depositary of Company Notices,
               Reports and Communications ...............................     26
SECTION 4.11. Withholding ...............................................     26
SECTION 4.12. Available Information .....................................     27

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by the
               Depositary ...............................................     28
SECTION 5.02. Lists of Holders ..........................................     28
SECTION 5.03. Obligations of the Depositary, the Custodian and
               the Company ..............................................     29
SECTION 5.04. Prevention or Delay in Performance by the
               Depositary or the Company ................................     30
SECTION 5.05. Resignation and Removal of the Depositary;
               Appointment of Successor Depositary ......................     30
SECTION 5.06. Charges of Depositary .....................................     31
SECTION 5.07. The Custodian .............................................     32
SECTION 5.08. Notices, Reports and Communications .......................     33
SECTION 5.09. Issuance of Additional Shares, etc. .......................     34
SECTION 5.10. Indemnification ...........................................     35
SECTION 5.11. Certain Rights of the Depositary; Limitations .............     36


                                       ii
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                                                                            Page

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

SECTION 6.01. Amendment .................................................     37
SECTION 6.02. Termination ...............................................     37

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01. Counterparts ..............................................     38
SECTION 7.02. No Third-Party Beneficiaries ..............................     38
SECTION 7.03. Severability ..............................................     39
SECTION 7.04. Holders and Beneficial Owners as Parties; Binding
               Effect ...................................................     39
SECTION 7.05. Notices ...................................................     39
SECTION 7.06. Governing Law .............................................     40
SECTION 7.07. Prohibition of Assignment .................................     40
SECTION 7.08. Compliance with U.S. Securities Laws ......................     40


                                       iii
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                                                                            Page

                                    EXHIBIT A

LETTER OF REPRESENTATIONS TO THE DEPOSITORY
      TRUST COMPANY .....................................................    A-1

                                    EXHIBIT B

FORM OF FACE OF INTERNATIONAL GDR

      Introductory Paragraph ............................................    B-2
      (1)  The Deposit Agreement ........................................    B-2
      (2)  Surrender of International GDRs and Withdrawal
           of Deposited Securities ......................................    B-3
      (3)  Transfers, Split-ups and Combinations ........................    B-5
      (4)  Liability of Holder For Taxes
           and Other Charges ............................................    B-7
      (3)  Warranties by Depositor ......................................    B-7
      (6)  Additional Warranties ........................................    B-7
      (7)  Charges of Depositary ........................................    B-8
      (8)  Title to International GDRs ..................................    B-9
      (9)  Validity of International GDR ................................    B-9
      (10) Disclosure of Beneficial Ownership and Ownership
           Restrictions .................................................    B-9
      (11) Available Information ........................................    B-9

      Signature of Depositary ...........................................    B-9

      Address of Principal Office .......................................    B-9

FORM OF REVERSE OF INTERNATIONAL GDR -- Summary of Certain
 Additional Provisions of the Deposit Agreement

      (12) Dividends and Distributions; Rights ..........................   B-11
      (13) Record Dates .................................................   B-14
      (14) Voting of Deposited Securities ...............................   B-14
      (15) Changes Affecting Deposited Securities .......................   B-15
      (16) Reports; Inspection of Transfer Books ........................   B-15
      (17) Withholding ..................................................   B-16
      (18) Liability of the Company and the Depositary ..................   B-16
      (19) Resignation and Removal of Depositary;
           Substitution of Custodian ....................................   B-18
      (20) Amendment of Deposit Agreement and
           International GDRs ...........................................   B-18
      (21) Termination of Deposit Agreement .............................   B-19
      (22) Compliance with U.S. Securities Laws .........................   B-19

                                   EXHIBIT C-1

CERTIFICATE AND AGREEMENT OF ACQUIRORS OF
      RECEIPTS UPON DEPOSIT OF SHARES PURSUANT TO
      SECTION 2.02 OF THE DEPOSIT AGREEMENT .............................  C-1-1


                                       iv
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                                                                            Page

                                   EXHIBIT C-2

CERTIFICATE AND AGREEMENT OF PERSONS RECEIVING
      DEPOSITED SECURITIES UPON WITHDRAWAL
      PURSUANT TO SECTION 2.05 OF
      THE DEPOSIT AGREEMENT .............................................  C-2-1

                         INTERNATIONAL DEPOSIT AGREEMENT

            INTERNATIONAL DEPOSIT AGREEMENT ("this Agreement") dated as of July 15, 1994 among TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, a limited liability company organized under the laws of the Republic of India as a public company (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), all Holders (as hereinafter defined) from time to time of the International Global Depositary Receipts ("International GDRs") issued hereunder and all owners, from time to time, of any beneficial interest in such International GDRs and, with respect to Section 4.08 hereof only, TATA SONS LIMITED.

                                   WITNESSETH

            WHEREAS, the Company desires to provide for (i) the initial deposit by the Company of Shares (as defined herein) and subsequent deposits of additional Shares (as hereinafter defined) from time to time thereafter, with the Depositary or the Custodian (which at the date hereof is Citibank, N.A., Bombay) (the "Custodian"), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, (ii) the creation of International GDSs representing the Shares so deposited and (iii) the execution and delivery of International GDRs evidencing the International GDSs;

            NOW, THEREFORE, in consideration of the premises the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

            SECTION 1.01. Agreement. The term "Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

            SECTION 1.02. Beneficial Owner. The term "Beneficial Owner" shall mean any person owning any beneficial interest in an International GDR issued hereunder but who is not the Holder of such International GDR.

            SECTION 1.03. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

            SECTION 1.04. Company. The term "Company" shall mean Tata Engineering and Locomotive Company Limited, a limited liability company organized under the laws of the Republic of India as a public company, and having its principal office at Bombay House, Homi Modi Street, Bombay 400 001, Republic of India, and its successors.

            SECTION 1.05. Custodian. The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Bombay, as agent of the Depositary for the purposes of this Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as substitute custodian or an additional custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively except for any such person whose appointment has expired or otherwise terminated.

            SECTION 1.06. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

            SECTION 1.07. Deposited Securities. The term "Deposited Securities" as of any time shall mean the Shares at such time deposited under this Agreement and any and all other Shares, securities, property and cash received by the Depositary or the Custodian in respect of such Shares and other Shares and at such time held hereunder, subject in the case of cash to the provisions of
Section 4.07.

            SECTION 1.08. Dollars; Rs. The term "dollars" shall mean United States dollars. The term "Rs." shall mean Indian rupees.

            SECTION 1.09. Effective Time. The time, if any, as of which a registration statement on Form F-6 under the Securities Act is declared effective by the Commission with respect to the International GDSs.

            SECTION 1.10. Holder. The term "Holder" shall mean the person in whose name an International GDR is registered on the books of the Depositary maintained for such purpose.

            SECTION 1.11. Initial Deposit. The term "Initial Deposit" shall mean the deposit of Shares with the Custodian by the Company pursuant to the Purchase Agreement dated July 15, 1994 between the Company and the purchasers named therein.

            SECTION 1.12. International GDRs. The term "International GDRs" shall mean the International Global Depositary Receipts issued hereunder evidencing International GDSs, as such International Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Agreement. An International GDR may evidence any number of International GDSs.

            SECTION 1.13. International GDSs. The term "International GDSs" shall mean the rights evidenced by the International GDRs issued hereunder and the interests in the Deposited Securities represented thereby. Each International GDS shall initially represent one Share.

            SECTION 1.14. Master International GDR. The term "Master International GDR" shall mean a global International GDR registered in the name of The Depository Trust Company or its nominee.

            SECTION 1.15. Nominee. The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Agreement. The Nominee shall perform in whatever capacity and to whatever extent under this Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

            SECTION 1.16. Principal London Office. The term "Principal London Office", when used with respect to the Depositary, shall be the principal office of the Depositary in London, England, which, at the date of this Agreement, is located at P.O. Box 199, Cottons Centre, Hays Lane, London SE1 2QT, England.

            SECTION 1.17. Principal New York Office. The term "Principal New York Office", when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

            SECTION 1.18. Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register International GDRs and transfers of International GDRs as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

            SECTION 1.19. Regulation S. The term "Regulation S" shall mean Rules 901 through 904 under the Securities Act, as such rules are from time to time amended.

            SECTION 1.20. Restricted Period. The term "Restricted Period" shall mean the period prior to the date which is 40 days after the latest of commencement of the offering of International GDSs, the original issue date of the International GDSs, and the issue date with respect to the additional International GDSs, if any, to cover overallotments.

            SECTION 1.21. Rule l44A Deposit Agreement. The term "Rule l44A Deposit Agreement" shall mean the Rule 144A Deposit Agreement, dated as of July 15, 1994, among the Company, the Depositary and holders and beneficial owners of Rule 144A Global Depositary Receipts.

            SECTION 1.22. Rule 144A GDRs. The term "Rule 144A GDRs" shall mean the Global Depositary Receipts issued under the Rule 144A Deposit Agreement evidencing Rule 144A GDSs, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Agreement.

            SECTION 1.23. Rule 144A GDSs. The term "Rule 144A GDSs" shall mean the rights evidenced by the Rule 144A GDRs issued under the Rule 144A Deposit Agreement.

            SECTION 1.24. Securities Act. The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

            SECTION 1.25. Securities Act Legend. The term "Securities Act Legend" shall mean the following statement:

      THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND, PRIOR TO THE DATE 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE OFFERING OF THE INTERNATIONAL GDSs, THE ORIGINAL ISSUE DATE OF THE INTERNATIONAL GDSs AND THE ISSUE DATE WITH RESPECT TO THE ADDITIONAL INTERNATIONAL GDSs, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN THE FORM OF A RULE 144A GDS TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

            SECTION 1.26. Securities Exchange Act. The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            SECTION 1.27. Shares. The term "Shares" shall mean the ordinary shares the Company, par value Rs. 10 per share, and shall include evidence of the right to receive Shares. If there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence, of an event described in Section 4.10, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

            SECTION 1.28. Warrants. The term "Warrants" shall mean warrants issued by the Company, each representing the right to purchase one Share pursuant to the Warrant Agreement dated July 15, 1994 by and between the Company and Citibank (Luxembourg) S.A.

            SECTION 1.29. United States. The term "United States" shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                   ARTICLE II

                 BOOK-ENTRY SYSTEM, FORM OF INTERNATIONAL GDRs,
                   DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                  TRANSFER AND SURRENDER OF INTERNATIONAL GDRs

            SECTION 2.01. Book-Entry System; Form and Transferability of International GDRs. The Company and the Depositary shall make application to The Depository Trust Company ("DTC") for acceptance of the International GDSs in its book-entry settlement system.

            The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the International GDSs for book-entry settlement in DTC, including but not limited to the Letter of Representations to DTC, in substantially the form attached hereto as Exhibit A.

            So long as the International GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such International GDSs shall be evidenced by the Master International GDR registered in the name of a nominee of DTC. Citibank, N.A. or such other entity as is agreed with DTC may hold the Master

International GDR as custodian for DTC. During any period in which International GDSs are represented by the Master International GDR, ownership of beneficial interests in the Master International GDR shall be shown on, and the transfer of such ownership shall be effected (a) during the Restricted Period, only through records maintained by the Euroclear System or Cedel, S.A. and (b) subsequent to the Restricted Period, only through records maintained by (i) DTC (with respect to participants' interests) or (ii) institutions that have accounts with DTC. All references in this Agreement to issuance or delivery of International GDRs shall be deemed to include, where applicable, adjustments in the records of the Depositary showing the number of International GDSs evidenced by the Master International GDR.

            If the application to DTC is not accepted or if, at any time when International GDSs are evidenced by the Master International GDR, DTC ceases to make its book-entry settlement system available for such International GDSs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement. In the event that it is impracticable without undue effort or expense to continue to have the International GDSs available in book-entry form as determined by the Company and the Depositary, the Company shall instruct the Depositary to issue separate, certificated International GDRs to the owners of beneficial interests in the Master International GDR with such additions, deletions and modifications to this Agreement and to the form of International GDR attached hereto as Exhibit B as the Company and the Depositary may, from time to time, agree (which may include requiring additional statements, documents and certifications as a condition of issuing such separate International GDRs).

            The International GDRs shall be produced by such method as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth in Exhibit B annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The Master International GDR shall bear such additional legend or legends as may be required by DTC in order to accept the International GDSs for its book-entry settlement system. The Master International GDR shall provide that it shall evidence the aggregate number of International GDSs from time to time indicated in the records of the Depositary and that the aggregate number of International GDSs evidenced thereby may from time to time be increased or decreased by making adjustments to such records of the Depositary.

            International GDRs shall be executed and dated by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) for the International GDRs shall have been appointed and such International GDRs are countersigned by the manual signature of a duly authorized signatory of such Registrar and dated by such signatory. No International GDR shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless such International GDR shall have been executed by the Depositary by the manual signature of a duly authorized signatory, or, if a Registrar (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized signatory of such Registrar, and such execution of any International GDR by manual signature shall be conclusive evidence, and the only evidence, that such International GDR has been duly executed and delivered hereunder. The Depositary shall maintain, or shall cause a Registrar to maintain, books in which each International GDR so executed and delivered as hereinafter provided and the transfer of each such International GDR shall be registered. International GDRs bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding the fact that such signatory has ceased to hold such position prior to the execution of such International GDRs by the Registrar and their delivery or such signatory did not hold such position at the date of such International GDRs.

            Until the Effective Time, the International GDRs shall be endorsed with the Securities Act Legend and at any time, the International GDRs may be endorsed with or have incorporated in the text thereof such other legends, recitals or changes not inconsistent with the provisions of this Agreement as may be required by any stock exchange or automated quotation system on which the International GDSs may be listed or quoted and as the Company and the Depositary may agree upon from time to time.

            The International GDRs shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts subsequently or concurrently issued pursuant to any other arrangement with the Depositary which are not International GDRs issued hereunder.

                Subject to any limitations set forth in an International GDR or in this Agreement, when such International GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in the Securities Act Legend or any other legend appearing on such International GDR, title to such

International GDR (and to each International GDS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of an International GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Agreement to any holder of an International GDR unless such holder is the Holder thereof.

            SECTION 2.02. Deposit of Shares. The Company shall make the Initial Deposit of Shares by physical delivery to the Custodian or, if available, by electronic transfer to the account of the Custodian maintained for that purpose.

            Unless otherwise agreed by the Depositary and the Company and permitted by applicable law, only (i) Shares issued upon exercise of the Warrants, and deposited concurrently with such exercise and issue, (ii) Shares and other securities issued to holders of Shares as a dividend or free distribution or acquired by holders of Shares from the Company through the exercise of rights, warrants or options distributed by the Company to holders of Shares and (iii) securities issued by the Company to holders of Shares as a result of reclassification of Shares or other Deposited Securities or similar event, may be deposited under this Agreement after the Initial Deposit.

            The Custodian shall accept Shares from the Company or an affiliate of the Company pursuant to the foregoing paragraph, or Shares as may be otherwise agreed by the Company and the Depositary in writing from time to time. Subject to the limitations set forth in the preceding paragraph, Shares may be deposited (i) physical delivery of certificates evidencing such Shares or securities to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement in form satisfactory to such Custodian
(ii) if available, electronic transfer of such Shares or securities to the account of the Custodian maintained for that purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares or securities to be transferred to such account, in any such case accompanied by delivery to the Custodian of a written order from or on behalf of such person directing the Depositary to issue an International GDR or International GDRs for the number of International GDRs representing the Shares so deposited.

            The Depository and the Custodian shall refuse to accept Shares for deposit whenever noticed by the Company in writing that such deposit would result in a violation of applicable laws.

            As a condition of accepting Shares for deposit and issuing International GDRs, the Depositary shall require that the person making such deposit furnish (1) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental agency in the Republic of India, if any, which is then performing the function of the regulation of currency exchange, (2) an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to, the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or, in lieu thereof, such agreement of indemnity as shall be satisfactory to the Depositary and (3) except in the case of those deposits referred to in clauses (i), (ii) and (iii) of the second preceding paragraph, a fully completed signed certification by or on behalf of the person acquiring beneficial ownership of International GDSs upon such deposit substantially in the form attached hereto as Exhibit C-1.

            At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been electronically transferred, if electronic transfer is available, or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

            Upon each delivery to the Custodian of Shares to be deposited hereunder (including deposits by electronic transfer, if available), together with the other documents above specified, such Custodian shall, as soon as practicable, transfer and record the Shares being deposited in the name of the Depositary or its Nominee. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine, subject to the applicable laws of the Republic of India.

            The Nominee may be the Custodian or another entity entitled to act as nominee under relevant laws and regulations of the Republic of India, provided that the Deposited Securities are kept in a segregated deposit account by the Nominee.

            SECTION 2.03. Execution and Delivery of International GDRs. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder together with the other certifications specified herein and, in addition, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for transfer and registration of Shares), satisfactory to the Depositary that any Deposited Securities are properly recorded upon the transfer books of the Company (or such agent) maintained for that purpose in the name of the Depositary or its Nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order an International GDR or International GDRs are deliverable in respect thereof and the number of International GDSs to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

            Upon receiving such notice from such Custodian, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement as permitted by Indian law, shall (i) if International GDSs are then available in book entry form (A) in the case of the Initial Deposit, execute and deliver the Master International GDR evidencing the International GDSs and (B) in each such case, adjust its records to reflect such deposit and to evidence in the aggregate the number of International GDSs issuable in respect of such deposit and credit such International GDSs to the DTC account specified in such notice or (ii) if International GDSs are not then available in book-entry form, execute and deliver at its Principal London Office, if delivery is to a Holder outside the United States, or, after the Effective Time, its Principal New York Office, if such delivery is to a Holder within the United States, to or upon the order of the person or persons named in the notice delivered to the Depositary an International GDR or International GDRs registered in the name or names requested in such notice and evidencing in the aggregate the number of International GDSs to which such person is entitled, but in each case only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

            Prior to the Effective Time, the Depositary shall neither execute nor deliver an International GDR nor adjust its records in respect of any deposit of Shares unless a certification and agreement in substantially the form appearing as Exhibit C-1 hereto is provided to the Depositary by or on behalf of the person acquiring beneficial ownership of any International GDS.

            The Depositary shall send a confirmation regarding the deposit of such Shares and the issuance of an International GDR or International GDRs or the increase in the number of International GDSs outstanding and evidenced by the Master International GDR to the person or persons to whom or to whose DTC participant account the International GDSs are delivered or credited, such confirmation, prior to the Effective Time, to contain a notice with respect to such Shares and International GDSs substantially in the form of the Securities Act Legend.

            SECTION 2.04. Transfer of International GDRs; Combination and Split-up of International GDRs. The Depositary, subject to the terms and conditions of this Agreement and any International GDR, shall, without unreasonable delay, register transfers of any such International GDR on its transfer books, upon any surrender of such International GDR by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, during the Restricted Period, the accurate completion of the certifications appearing on the reverse of such International GDR relating to compliance with the restrictions on transfer thereof) and duly stamped as may be required by any applicable law. Thereupon, the Depositary shall execute a new International GDR or International GDRs and deliver the same to or upon the order of the person entitled thereto.

            The Depositary, subject to the terms and conditions of this Agreement, shall upon surrender of an International GDR or International GDRs for the purpose of effecting a split-up or combination of such International GDR or International GDRs, execute and deliver a new International GDR or International GDRs in the name of the same Holder for any authorized number of International GDSs requested, evidencing the same aggregate number of International GDSs as the International GDR or International GDRs surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Agreement.

            The Depositary, after consultation with the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of International GDRs at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary, after consulting with the Company. Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or Beneficial Owners or persons entitled to International GDRS and will be entitled to protection and indemnity to the same extent as the Depositary.

            The International GDRs are initially being offered together with Warrants in International Units, each International Unit consisting of one International GDS and one Warrant ("International Units"). Until the Separation Date (as herein defined), the International GDSs and the Warrants will be traded together as International Units. As used herein, the Separation Date shall mean the date which is one business day after the earliest of (i) August 14, 1994,
(ii) the date of any exercise of the International Managers' and U.S. Purchasers' over-allotment options pursuant to the Purchase Agreements (each as herein defined) and (iii) any date in which CS First Boston Limited irrevocably waives (by written notice to the Company) such over-allotment options pursuant to the Purchase Agreements on behalf of the International Managers and the U.S. Purchasers. The Purchase Agreements shall mean, collectively, the Purchase Agreement dated July 15, 1994 (the "International Purchase Agreement") among the Issuer and the managers named therein (the "International Managers") and the Purchase Agreement dated July 15, 1994 (the "U.S. Purchase Agreement", and together with the International Purchase Agreement, the "Purchase Agreements") among the Issuer and the purchasers named therein (the "U.S. Purchasers"). After the Separation Date, the International GDSs and the Warrants may trade together or separately. Accordingly, transfers prior to the Separation Date of beneficial interests in the Master International GDR must be made in conjunction with transfers of Warrants in the proportion in which International GDSs and Warrants are being initially offered as International Units pursuant to the Offering Circular dated July 15, 1994 of the Company.

            SECTION 2.05. Surrender of International GDRs and Withdrawal of Deposited Securities. At any time after the date which is 45 days after the latest of the commencement of the offering of International GDSs, the original issue date of the International GDSs, and the issue date with respect to the additional International GDSs, if any, issued to cover overallotments in connection with the offering of International GDSs, upon (i) surrender at the Principal New York Office or Principal London Office of the Depositary or such other offices as the Depositary may designate of an International GDR or (ii) receipt by the Depositary of written instructions from DTC on behalf of any Beneficial Owner surrendering any beneficial interest in the Master International GDR with a corresponding credit to the Depositary's account at DTC for the International GDSs so surrendered, in either case for the purpose of withdrawal of the Deposited Securities represented by the International GDSs evidenced by an International GDR or constituting such person's beneficial interest, and upon payment of the fee of the Depositary for the surrender of International GDSs and withdrawal of Deposited Securities and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, such Holder or Beneficial Owner shall be entitled to delivery of the Deposited Securities represented by the International GDSs evidenced by such International GDRs or constituting such beneficial interest to him or upon his order by physical delivery outside the United States or, if available, by electronic transfer to an account outside the United States designated by such person; provided, however, that after the Restricted Period such physical or electronic delivery may be made within the United States. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. Each Holder or Beneficial Owner requesting delivery of Deposited Securities against surrender of an International GDR or a beneficial interest in the Master International GDR shall deliver to the Depositary a written order containing delivery instructions and, during the Restricted Period, a certificate and agreement by or on behalf of the person surrendering beneficial ownership of International GDSs substantially in the form of Exhibit C-2. An International GDR surrendered or Written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. Prior to the Effective Time, the Depositary will confirm the receipt of such order with a notice containing the Securities Act Legend.

            Upon the receipt of such order and such certificate and agreement and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to Sections 2.06,
3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any cash dividends or any cash proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

            At the request, risk and expense of any Holder or Beneficial Owner so surrendering an International GDR or beneficial interest, and for the account of such Holder or Beneficial Owner, the Depositary shall direct the Custodian to forward a certificate or certificates (if certificated securities may be delivered) and other proper documents to title, if any, for such Deposited Securities to the Depositary for delivery at the Principal New York Office (after the Restricted Period) or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder or Beneficial Owner, by cable, telex or facsimile transmission.

            The Depositary shall not accept surrender of International GDRs or written instructions for the purpose of withdrawal of less than one Share. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares. In the case of surrender of an International GDR or surrender of a beneficial interest in the Master International GDR evidencing a number of International GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as hereinabove provided, and shall execute and deliver to the person surrendering such International GDR a new separate International GDR evidencing International GDSs representing any remaining fractional Shares or continue to reflect on its records the remaining Shares as being represented by International GDSs evidenced by the Master International GDR.

            SECTION 2.06. Limitations on Execution and Delivery, Transfer, etc. of International GDRs; Suspension of Delivery, Transfer, etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any International GDR or any beneficial interest in the Master International GDR for the purpose of withdrawal of any Deposited Securities or adjustment to the Depositary's records in order to reflect deposit of shares or such transfer, surrender or withdrawal, the Depositary or the Custodian or the Company by written instructions to the Depositary may require
(i) payment from the Holder, depositor of Shares or the presenter of an International GDR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Agreement, including but not limited to, in the case of International GDRs, a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal and sale of Deposited Securities, (iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder, and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of this Agreement.

            Upon notice to the Company, the delivery of International GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of International GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding International GDRs or receipt of written instructions from any person having a beneficial interest in International GDSs represented by the Master International GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission under any provision of this Agreement.

            SECTION 2.07. Lost International GDRs, etc. In case any International GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new International GDR of like tenor and registered in the same name, in exchange and substitution for such mutilated International GDR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen International GDR, upon the filing by the Holder thereof with the Depositary of (a) a request for such exchange, execution and delivery before the Depositary has notice that the International GDR has been acquired by a bona fide purchaser and (b) an indemnity bond for the benefit of the Company and the Depositary reasonably satisfactory to the Company and the Depositary, and upon satisfying any other reasonable requirements imposed by the Depositary and the Company upon notice to the Depositary.

            SECTION 2.08. Cancellation and Destruction of Surrendered International GDRs. All International GDRs surrendered to the Depositary shall be canceled by the Depositary. Canceled International GDRs shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy surrendered International GDRs so canceled. International GDSs shall be deemed canceled when the Deposited Securities they represent are withdrawn from deposit hereunder or when the number of International GDSs evidenced by the Master International GDR on the records of the Depositary is so reduced and no other International GDR evidencing such International GDSs is issued hereunder.

            SECTION 2.09. Maintenance of Records. The Depositary shall maintain records of all International GDRs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute International GDRs delivered under Section
2.07 and of International GDRs canceled or destroyed under Section 2.08 in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

            SECTION 2.10. Partial Dividend Shares. In the event that any Shares deposited hereunder entitle holders of record thereof ("recordholders") as of the next dividend record date to receive a per-share dividend in an amount different from that payable to recordholders of Shares initially deposited hereunder, then the following provisions shall apply:

            (a) The term "Full Dividend Shares" shall mean those Shares which will entitle recordholders on the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares initially deposited hereunder. The term "Partial Dividend Shares" shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.

            (b) Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in an account different from the account in which Full Dividend Shares deposited hereunder are held.

            (c) Partial Dividend Shares shall be represented by a class of International GDSs ("Partial Dividend GDSs") different from those representing Full Dividend Shares ("Full Dividend GDSs"), and such Partial Dividend GDSs shall be evidenced by a class of Receipts ("Partial Dividend GDRs") different from those evidencing Full Dividend GDSs ("Full Dividend GDRs") and shall bear a legend with respect to their status as Partial Dividend Shares. Partial Dividend GDRs shall have a CUSIP number that is different than the CUSIP number that is assigned to the International GDRs and be endorsed with such legend as the Depositary and the Company may agree.

            (d) Whenever Partial Dividend Shares become Full Dividend Shares, the Depositary shall cause the Custodian to transfer such Shares into the account in which other Full Dividend Shares are held, the Partial Dividend GDSs representing such Shares shall automatically convert into Pull Dividend GDSs (the "New Full Dividend GDSs"), the Depositary shall call for the surrender of the Partial Dividend GDR or GDRs evidencing such New Full Dividend GDSs and, upon surrender thereof, shall either (i) issue new Full Dividend GDRs to evidence such New Full Dividend GDSs or (ii) reflect on its records and notify DTC that such New Full Dividend GDSs are evidenced by the Master GDR evidencing all other Full Dividend GDRs, as the case may be.

            (e) Holders and Beneficial Owners of Full Dividend GDRs shall be entitled to receive only dividends and other distributions received in respect of Full Dividend Shares. Holders and Beneficial Owners of Partial Dividend GDRs shall be entitled to receive only dividends and other distributions received in respect of Partial Dividend Shares.

            (f) All other provisions of this Agreement shall apply to Partial Dividend Shares and Partial Dividend GDSs, subject to this Section 2.10.

                                   ARTICLE III

              CERTAIN OBLIGATIONS OF HOLDERS OF INTERNATIONAL GDRs

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform their obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any International GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made. The Depositary shall provide the relevant Companies, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties provided as aforesaid.

            SECTION 3.02. Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any tax or governmental charge shall become payable with respect to any International GDR or any Deposited

Securities represented by the International GDSs evidenced by any International GDR, such tax or other governmental charge shall be payable by the Holder of such International GDR to the Depositary and any Beneficial Owner of such International GDR shall be liable to the Holder therefor. The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such International GDR or any withdrawal of Deposited Securities represented by the International GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the International GDSs evidenced by such International GDR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such International GDR remaining liable for any deficiency.

            SECTION 3.03. Representations and Warranties on Deposit. Transfer and Surrender and Withdrawal of Shares or International GDRs. Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable and free of any pre-emptive rights, that the person making such deposit is duly authorized so to do and that the deposit of shares by such person does not violate the registration requirements of the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance of international GDRs or adjustments in the Depositary's records in respect thereof.

            Each person depositing Shares, transferring International GDRs or any beneficial interest therein, or surrendering International GDRs or any beneficial interest therein and withdrawing Shares under this Agreement shall be deemed thereby to represent and warrant (a) in the case of deposits, to have made the representation substantially as set forth in Exhibit C-1, (b) in the case of surrender for the purpose of withdrawal, to have made representations and warranties substantially as set forth in Exhibit C-2 and (c) in every such case, to acknowledge that the Shares have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except under or in accordance with the restrictions or transfer set forth in the Securities Act Legend and that any offers, sales, transfers or other disposition of the International GDRs or any beneficial interest therein or in the Shares or any beneficial interest therein shall comply with the restrictions set forth in the Securities Act Legend and to represent and warrant that such deposit, transfer or surrender and withdrawal complies with such restrictions. Such representations, warranties and agreements shall survive any such deposit, transfer or surrender and withdrawal.

            SECTION 3.04. Disclosure of Beneficial Ownership. The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held International GDRs and regarding the identity of any other persons then or previously interested in such International GDRs and the nature of such interest and various other matters. Each such Holder and Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section
3.04 whether or not still a Holder or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Holders and to the last known address, if any, of former Holders and to forward to the Company any responses to such requests received by the Depositary; provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by Holders or former Holders.

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

            SECTION 4.01. Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of an International GDR issued. in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Agreement.

            SECTION 4.02. Cash Distributions; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06, cause such dividend or distribution to be converted into dollars and remitted to the Depositary, and shall promptly distribute the amount thus received (without liability for interest) to the Holders entitled thereto in proportion to the number of International GDSs representing such Deposited

Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the International GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of International GDRs then outstanding. The Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Company shall take all reasonable steps to file or cause to be filed any such reports necessary to obtain benefits under any applicable taxation treaties for the Holders of International GDRs.

            SECTION 4.03. Distributions Other than Cash, Shares or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian or the Depositary to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property, in whole or in part, to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, after consultation with the Company, the Depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            SECTION 4.04. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, additional Shares, the Depositary may, and shall, if the Company so requests, either (i) distribute to the Holders entitled thereto, in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, additional International GDRs for an aggregate number of International GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of International GDSs representing Shares evidenced by the Master International GDR and credit such International GDSs to the DTC accounts entitled thereto in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practical or feasible, the Depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof and the distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing International GDRs for fractional International GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. If additional International GDRs are not so distributed (except pursuant to the preceding sentence) or such change in the records of the Depositary is not made (except pursuant to the preceding sentence), each International GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            SECTION 4.05. Rights. In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

                  (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders, if lawful and feasible; or

                  (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any International GDR or International GDRs, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution pursuant to Section 4.02 herein; or

                  (iii) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible, it may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certifications that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

            The Depositary will not offer any rights to the Holders or Beneficial Owners unless and until a registration statement under the Securities Act is in effect, or unless the offering and sale of such rights or securities to the Holders or Beneficial Owners are exempt from registration under the provisions of such Act. The Company shall have no obligation to register such rights or such securities under the Securities Act.

            SECTION 4.06. Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this Section referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary or the Custodian in the conversion of the foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

            If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

            If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

            If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to all applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

            SECTION 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each International GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company)
(a) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting, (b) for fixing the date on or after which each International GDS will represent the changed number of Shares or (c) in respect of other matters. Subject to the provisions of Section 4.02 through 4.07 and to the other terms and conditions of this Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each International GDS, in proportion to the number of International GDSs held by them respectively.

            SECTION 4.08. Voting of Deposited Securities. Holders and Beneficial Owners of International GDRs shall not be entitled to instruct the Depositary as to voting any Deposited Securities. Each Holder and Beneficial Owner shall be deemed, by acceptance of International GDRs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary to vote or cause to be voted, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in this Section 4.08. Except as specifically set forth in this Section 4.08, the Depositary shall not vote or cause to be voted, or grant any proxy or power of attorney to any person to vote, any Deposited Securities.

            Whenever the Company gives notice of meeting of shareholders or whenever the. Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, provided that the Depositary has received an opinion of Indian counsel reasonably satisfactory to the Depositary at the expense of the Company that such action is in conformity with all applicable law and regulation and will not expose the Depositary to any liability to, or claim by, any person and a signed agreement whereby the Company agree that they will indemnify the Depositary and the Custodian and their respective officers, directors and employees against, and hold them harmless from, any liability or expense (including fees and disbursements of counsel) which may arise out of or in connection with any action of the Depositary in voting or causing to be voted, or in granting any proxy or power of attorney in favor of any person to vote, any Deposited Securities, the Depositary shall vote or cause to be voted Deposited Securities as directed in writing by Tata Sons Limited, or give a proxy or power of attorney to vote Deposited Securities in favor of Tata Sons Limited, at such meeting or in respect of such solicitation. Absent such a direction from Tata Sons Limited, the Depositary shall not vote the Shares. Tata Sons Limited shall have the right to enforce the provisions of this Section
4.08. A valid corporate decision of the Company will bind the Depositary, the Holders and Beneficial Owners with respect to each party's respective interest in such shares.

            SECTION 4.09. Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities of the Company shall be treated as new Deposited Securities, and the International GDSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional or new International GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, execute and deliver additional International GDRs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding International GDRs to be exchanged for new International GDRs specifically describing such new Deposited Securities. If the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.02 herein.

            Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

            SECTION 4.10. Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of this Agreement, any notices, reports or communications including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to
Section 5.08. The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote.

            SECTION 4.11. Withholding. Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of International GDSs held by them respectively and the

Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Agreement.

            The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

            Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, under applicable law, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company making such distribution or payment shall have no obligation to any Holder to apply a rate under any treaty or other arrangement between the Republic of India and the country within which such Holder is resident unless such Holder has timely provided to the Company evidence of the residency of such Holder that is satisfactory to the relevant tax authorities of the Republic of India.

            When requested by the Company prior to the distribution of dividends by the Company or pursuant to a termination of this Agreement, the Depositary shall send to all Holders entitled to receive such dividend or subject to such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Holder's tax residence. The Depositary shall forward any such evidence received by it to the Company, in the case of dividends, or to the relevant purchaser or securities company, in the case of sales of Shares, in order to establish any such Holder's country of tax residence. The Depositary shall have no obligation or liability to any person if any Holder fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Holder to obtain the benefit of any tax treaty.

            SECTION 4.12. Available Information. The Company furnishes the Commission with certain information in accordance with Rule 12g3-2(b) under the Securities Exchange Act. If at any time prior to the termination of this Agreement the Company is neither a reporting company under 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule l2g3-2(b) under the Securities Exchange Act, the

Company will provide to any Holder or Beneficial Owner, and to any prospective purchaser of Rule 144A GDSs or Shares, upon request of such Holder or Beneficial Owner, copies of the information required by Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A. Should the Company become subject to additional informational requirements, it shall in accordance therewith file reports and other information with the Commission.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of International GDRs in accordance with the provisions of this Agreement.

            The Depositary shall keep books at its Principal New York Office for the registration of International GDRs and transfers of International GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Agreement, the International GDSs or the International GDRs, or the Company's Articles of Association.

            The Depositary, with the approval of the Company, may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or when requested by the Company.

            If any International GDSs are listed on one or more stock exchanges or automated quotation systems in the United States or outside the United States, the Depositary shall act as Registrar or, at the request or with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such International GDSs in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

            SECTION 5.02. Lists of Holders. Promptly upon request by the Company, the Depositary shall furnish to them a list, as of a recent date, of the names, addresses and holdings of International GDSs by all persons in whose names International GDRs are registered on the books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Agreement shall be made available to the Company upon reasonable request.

            SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall the Company be subject to any liability under this Agreement to Holders or Beneficial Owners, except that the Company agrees to act in good faith and without negligence in the performance of its obligations set forth in this Agreement.

            The Depositary assumes no obligation nor shall it be subject to any liability under this Agreement to Holders or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to act in good faith and without negligence in the performance of its duties set forth in this Agreement. The legal relationship created between the Depositary and the Holders and the Beneficial Owners is not a trust and the Depositary will not be acting as a trustee for the Holders or the Beneficial Owners.

            The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or the Company.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the International GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            SECTION 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Company's Articles of Association, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their directors, employees, agents or affiliates is prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Agreement of the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement or of the Company's Articles of Association including, without limitation, any loss occasioned by sale of Shares or failure to sell Shares in accordance with Section 2.05 hereof. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.04 of this Agreement or an offering or distribution pursuant to Section 4.05 of this Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

            SECTION 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 60 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal which shall become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding International GDRs and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall at its own cost promptly mail notice of its appointment to the Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            SECTION 5.06. Charges of Depositary. (a) The Holders or Beneficial Owners shall pay:

                  (i) the fees of the Depositary for (A) the receipt of deposits and the creation of International GDSs pursuant to Sections 2.02 and 2.03 other than the Initial Deposit (any stock dividend pursuant to Section 4.04 or rights offering pursuant to Section 4.05 being deemed for this purpose to be a creation of the number of International GDSs issuable in respect of the shares distributed as such dividend or received pursuant to the exercise of such rights) (to be paid by the depositor of Shares or Holder, as applicable) and (B) surrender of International GDSs for the purpose of withdrawal of Deposited Securities pursuant to Section 2.05 (to be paid by the person surrendering International GDSs for delivery of Deposited Securities), which in each case shall not exceed $5.00 for each 100 International GDSs or portion thereof;

                  (ii) the fee of the Depositary upon any cash distribution made pursuant to this Agreement which shall not exceed $0.02 per transaction for each International GDS;

                  (iii) the fee of the Depositary for the creation of International GDSs, if permitted, upon surrender of other depositary shares issued under other depositary arrangements which shall not exceed $5.00 for each 100 International GDSs or portion thereof;

                  (iv) taxes and other governmental charges;

                  (v) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register or registers of the Company and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee upon the deposit of Shares pursuant to Section 2.02 or the delivery of shares against surrender of International GDSs pursuant to Section 2.05;

                  (vi) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders or as are incurred at the request of such persons or Holders; and

                  (vii) the expenses incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 or in connection with other distributions to holders of Deposited Securities pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement.

            (b) The Company shall pay any other charges and expenses of the Depositary and its agents hereunder only as agreed from time to time between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The fees of the Depositary and the allocation of expenses of the Depositary may at any time and from time to time be changed by written agreement between the Company and the Depositary, subject to and in accordance with
Section 6.01.

            SECTION 5.07. The Custodian. The Depositary, after consultation with the Company shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Citibank, N.A., Bombay as custodian and agent of the Depositary for the purpose of this Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided. If upon the delivery of such notice of resignation there shall be no Custodian acting hereunder other than the Custodian delivering the notice, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder. The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary and to the Company. Immediately upon any change, the Depositary shall at its own expense give notice thereof in writing to all Holders. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities.

            Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

            SECTION 5.08. Notices, Reports and Communications. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or of other Deposited Securities or any such meeting at which such holders are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or of other Deposited Securities.

            The Company, at the Company's expense, shall also arrange for the prompt transmittal to the Depositary of sufficient copies for mailing to all Holders of such notices and any other notices, reports and communications which are made generally available by the Company to holders of Shares. The Depositary may, at the Company's expense, obtain sufficient copies of English translations for mailing to all Holders of any notices, reports or communications from the Company which are not initially furnished to the Depositary in English.

            The Depositary shall arrange at the Company's expense for prompt mailing of copies thereof to all Holders, and, at the reasonable request and at the expense of the Company, shall also make such notices, reports and communications available to all Holders in the same manner as the Company makes them generally available to holders of Shares or on such other basis as the Company may advise the Depositary as being required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by United States law.

            SECTION 5.09. Issuance of Additional Shares, etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities represented by International GDSs, or future issuances to Holders for cash of such additional Shares or such other securities, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Depositary shall have received a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, at the cost of the Company, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities.

            The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

            The Company agrees that in the event of any future issuances of (a) additional Shares, (b) rights, preferences or privileges to subscribe for Shares, (c) securities convertible into or exchangeable for Shares, or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution, or issuance for cash to Holders, in each such case as set forth above), such issuance shall be effected by the Company in a manner so as not to violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company shall take one of the following actions:
(x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary or the Custodian to take such measures as are provided in Sections 4.03 through 4.05 or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act.

            The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares hereunder, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless such transaction is registered under the Securities Act or is not required to be registered under the Securities Act as confirmed by an opinion of U.S. counsel.

            SECTION 5.10. Indemnification. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of International GDSs, International GDRs or Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company or the exercise of voting rights or giving a proxy or power of attorney to vote the Shares in accordance with the provisions of Section 4.08 hereof, in accordance with the provisions of this Agreement and of the International GDRs, as the same may be amended, modified or supplemented from time to time, in any such case,
(i) by either the Depositary or any Custodian or any of their respective agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information or the omission of information relating to the Depositary or to the Custodian, as the case may be, furnished in a writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the International GDSs.

            The Depositary agrees to indemnify the Company and its officers, directors and employees and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to their negligence or bad faith of the Depositary.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "Indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

            The obligations set forth in this Section 5.10 shall survive the termination of this Agreement and the succession or substitution of any person indemnified hereby.

            SECTION 5.11. Certain Rights of the Depositary; Limitations. The Depositary and its agents may own and deal in any class of securities of the Company and their affiliates and in International GDSs. The Depositary may cause the issuance of International GDSs against rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian, in their respective capacities as such, shall lend Shares or International GDSs. The Depositary may not, without the written consent of the Company, cause the issuance of International GDSs prior to the receipt of Shares pursuant to Section 2.02 or deliver Shares prior to the receipt and cancellation of International GDSs pursuant to Section 2.05.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

            SECTION 6.01. Amendment. The form of the International GDRs and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees, charges or expenses (other than taxes and other governmental charges, custody, transfer and registration fees, and other fees and expenses in respect of transfers or sales of Shares, and delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding International GDRs until the expiration of 30 days after notice of such amendment shall have been given to the Holders of record of outstanding International GDRs. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such International GDR or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event may any amendment impair the right of any Holder to surrender such Holder's International GDR and receive the Deposited Securities represented thereby, or request the Depositary to sell or cause to be sold the underlying Deposited Securities evidenced by such International GDRs and any other property represented thereby and distribute the proceeds from the sale thereof to such Holder, except to comply with mandatory provisions of applicable law.

            SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company, upon 60 days' prior written notice delivered by the Company to the Depositary, terminate this Agreement by mailing notice of such termination to the Holders of all International GDRs then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Agreement if the Depositary shall have delivered to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment, as provided in Section 5.05 within 90 days after such delivery. If the Depositary delivers such notice of resignation to the Company and a qualified successor depositary shall not have been appointed and accepted such appointment within such 90 day period, the Depositary at its expense, shall deliver notice of such termination of this Agreement to the Holders of all International GDRs then outstanding. If any International GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of International GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Agreement, and shall continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for International GDSs surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of International GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash. Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary under Sections 5.06 and
5.10 hereof. The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Agreement.

                                  ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.0l. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder at the Principal New York Office and Principal London Office of the Depositary and the principal office of any Custodian during business hours.

            SECTION 7.02. No Third-Party Beneficiaries. This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

            SECTION 7.03. Severability. In case any one or more of the provisions contained in this Agreement or in the International GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect. The Holders and the Beneficial Owners shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the International GDRs by acceptance of an International GDR or by acquisition of any beneficial interest therein.

            SECTION 7.05. Notices, Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Bombay House, 24 Homi Modi Street, Bombay 400 001 India, Attention: Company Secretary (telex number: 011-91-011-82618; facsimile number: 91-22-204-82618, or to any other address which the Company may specify by notice.

            Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department (telex number: ITT: 420392;
RCA: 235530; facsimile number: (212) 825-2029), or to any other address which the Depositary may specify by notice.

            Any and all notices to be given to any Holder shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

            Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.06. Governing Law. This Agreement and the International GDRs shall he interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

            SECTION 7.07. Prohibition of Assignment. The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the Company.

            SECTION 7.08. Compliance with U.S. Securities Laws. Notwithstanding any other provision of this Agreement or the International GDRs, after the Effective Time, the Company and the Depositary each agree that it shall restrict withdrawals of Deposited Securities only in compliance with this Agreement and for the reasons set forth in Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of International GDRs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

                                      TATA ENGINEERING AND LOCOMOTIVE COMPANY
                                          LIMITED

                                      By: /s/ J.E. Talaulicar
                                          --------------------------------------
                                      Name:  J.E. Talaulicar
                                      Title: Vice chairman and Managing Director

                                      By: /s/ N.A. Soonawala
                                          --------------------------------------
                                      Name:  N.A. Soonawala
                                      Title: Director


                                      CITIBANK, N.A.

                                      By: /s/ Sonia Kado Pardo
                                          --------------------------------------
                                      Name:  Sonia Kado Pardo
                                      Title: Vice President

            The undersigned, Tata Sons Limited, hereby joins in the execution of this Agreement only with respect to the provisions of Section 4.08 hereof and the enforceability thereof. Tata Sons Limited does not hereby assume any obligation or responsibility for any other provisions of this Agreement, nor shall Tata Sons be deemed to be a guarantor of any of the obligations of the Company.

                                      TATA SONS LIMITED


                                      By: /s/ N.A. Soonawala
                                          --------------------------------------
                                      Name:  N.A. Soonawala
                                      Title: Director

                                    EXHIBIT A

                            Letter of Representations

                 TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED
                                (Name of Issuer)

                                 CITIBANK, N.A.
                              (Name of Depositary)

                                 CITIBANK, N.A.
                               (Name of Custodian)

                                                                   July 21, 1994

The Depository Trust Company
55 Water Street, 49th Floor
New York, NY 10041-0099

Attention: General Counsel's Office

            Re: Rule 144A Global Depositary Receipts ("Rule 144A GDRs") evidencing Rule 144A Global Depositary Shares ("Rule 144A GDSs"), International Global Depositary Receipts ("International GDRs" and, together with the Rule 144A GDRs, the "GDRs") evidencing International Global Depositary Shares ("International GDSs" and, together with the Rule 144A GDS, the "GDSs"), in each case representing ordinary shares, par value Rs. 10 per share (the "Shares") of Tata Engineering and Locomotive Company Limited and warrants ("Warrants") representing the right to purchase one Share, Rule 144A Units ("Rule 144A Units"), each consisting of one Rule 144A GDS and one Warrant and International Units ("International Units" and together with the Rule 144A Units, the "Units"), each consisting of one International GDS, and one Warrant

Ladies and Gentlemen:

      The purpose of this letter is to set out certain matters relating to the above-referenced Rule 144A GDRs evidencing Rule 144A GDSs (CUSIP No. 876568106), International GDRs evidencing International GDSs (CUSIP No. Y85740127), Warrants representing the right to purchase Shares (CUSIP No. 876568114), Rule 144A Units, each consisting of one Rule 144A GDS and one Warrant (CUSIP No. 876568205) and International Units, each consisting of one International GDS and one Warrant (CUSIP No. Y85740119)of Tata Engineering and Locomotive Company (the "issuer"). Citibank, N.A. is acting as depositary (the "Depositary") for the Issuer with respect to the Rule 144A GDSs and the International GDSs and as warrant agent (the "Warrant Agent") for the Issuer with respect to the Warrants. Citibank, N.A. is acting as custodian (the "Custodian") for The Depository Trust Company ("DTC") of the Rule 144A Master GDR, the International Master GDR and the Master Warrant referred to below. The Rule 144A GDSs will be issued pursuant to a Rule 144A Deposit Agreement, dated as of July 15, 1994 (the "Rule, 144A Document"). The International GDSs will be issued pursuant to an International Deposit Agreement dated as of July 15, 1994 (the "International Document"). The Warrants will be issued pursuant to a Warrant Agreement dated as of July 15, 1994 (the "Warrant Agreement"). CS First Boston Limited and Merrill Lynch International Limited are reselling the International GDSs and the proportional number of Warrants necessary to comprise International Units through DTC pursuant to a Purchase Agreement dated July 15, 1994 (the "International

Purchase Agreement") among the Issuer and the managers named therein (the "International Mangers") and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated are reselling the Rule 144A GDSs and the proportional number of Warrants necessary to comprise Rule 144A Units through DTC pursuant to a Purchase Agreement dated July 15, 1994 (the "U.S. Purchase Agreement", and together with the International Purchase Agreement, the "Purchase Agreements") among the Issuer and the purchasers named therein (the "U.S. Purchasers").

      To induce DTC to accept the GDSs, the Units and the Warrants as eligible for deposit at DTC, and to act in accordance with its rules with respect to the GDSs, the Units and the Warrants, the Issuer, the Depositary, the Warrant Agent and the Custodian make the following representations to DTC:

            1. Prior to closing on the GDSs, the Units and the Warrants on or about July 25, 1994, there shall be deposited with DTC one master Rule 144A GDR certificate (the "Master Rule 144A GDR") evidencing all the Rule 144A GDSs, one master International GDR certificate (the "Master International GDR" and, together with the Master Rule 144A GDR, the "Master GDRs") evidencing all the International GDSs and one master Warrant (the "Master Warrant") evidencing all the Warrants, each registered in the name of DTC's nominee, Cede & Co. Each such certificate shall remain in the Custodian's custody subject to the provisions of the FAST Balance Certificate Agreement between the Custodian and DTC dated as of February 19, 1976. Each Master GDR and the Master Warrant shall bear the following legend:

                  Unless this certificate is presented by an authorized
            representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      The Rule 144A Master GDR shall bear the following legend:

                  THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES
            EVIDENCED HEREBY AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
            (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
            (B) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

      In addition, the Master Rule 144A GDR shall bear the following legend until the Separation Date (as defined below):

                  PRIOR TO THE SEPARATION DATE, THE RULE 144A GDSs EVIDENCED
            HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TOGETHER WITH WARRANTS IN THE SAME PROPORTION IN WHICH THE RULE 144A GDSs AND WARRANTS WERE INITIALLY OFFERED AS RULE 144A UNITS (AS DEFINED IN THE RULE 144A DEPOSIT AGREEMENT).

      Prior to such time, if any, as a registration statement on Form F-6 under the Securities Act of 1933, as amended, is declared effective, the Master International GDR shall bear the following legend:

                  THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES
            EVIDENCED HEREBY AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT) AND, PRIOR TO THE DATE 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE OFFERING OF THE INTERNATIONAL GDSs, THE ORIGINAL ISSUE DATE OF THE INTERNATIONAL GDSs AND THE ISSUE DATE WITH RESPECT TO THE ADDITIONAL INTERNATIONAL GDSs, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN THE FORM OF A RULE 144A GDS TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

      In addition, the Master International GDR shall bear the following legend until the Separation Date:

                  PRIOR TO THE SEPARATION DATE, THE INTERNATIONAL GDSs EVIDENCED
            HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TOGETHER WITH WARRANTS IN THE SAME PROPORTION IN WHICH THE INTERNATIONAL GDSs AND WARRANTS WERE INITIALLY OFFERED AS INTERNATIONAL UNITS (AS DEFINED IN THE INTERNATIONAL DEPOSIT AGREEMENT).

      The Master Warrant shall bear the following legend:

                  THIS WARRANT AND THE SHARES TO BE PURCHASED UPON EXERCISE
            HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR WITH ANY SECURITIES AUTHORITY OF ANY STATE OR OTHER JURISDICTION IN THE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT (A)(1) TO

            QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT, (2) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY
            OR ON BEHALF OF ANY U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE REGISTERED UNDER THE SECURITIES ACT OR ANY EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE AND MAY NOT BE EXERCISED IN INDIA OR BY OR ON BEHALF OF ANY RESIDENT OF INDIA.

      In addition, the Master Warrant shall bear the following legend until the Separation Date:

                  PRIOR TO THE SEPARATION DATE, THE WARRANTS EVIDENCED HEREBY
            MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TOGETHER WITH THE GDSs IN THE SAME PROPORTION IN WHICH THE WARRANTS AND GDSs WERE INITIALLY OFFERED AS INTERNATIONAL UNITS AND RULE 144A UNITS (AS DEFINED IN THE INTERNATIONAL DEPOSIT AGREEMENT AND THE RULE 144A DEPOSIT AGREEMENT, RESPECTIVELY).

      The International Deposit Agreement, the Rule 144A Deposit Agreement and the Warrant Agreement provide that the GDSs and the Warrants will be traded together as Units until after the date (the "Separation Date") which is one business day after the earliest of (i) [insert date 30 days after the date of the Offering Circular] (ii) the date of any exercise of the International Managers' and U.S. Purchasers' over-allotment options pursuant to the Purchase Agreements and (iii) any date on which CS First Boston Limited irrevocably waives (by written notice to the Issuer) such over-allotment options pursuant to the Purchase Agreements on behalf of the International Managers and the U.S. Purchasers. The Issuer shall send DTC a notice of the Separation Date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Separation Date. After the Separation Date, the GDSs and the Warrants may trade together or separately. Accordingly, transfers prior to the Separation Date of beneficial interests in the Master GDRs must be made in conjunction with transfers of Warrants in the proportion in which GDSs and Warrants are being offered as Units pursuant to the Offering Circular dated July 15, 1994 of the Issuer pursuant to which the GDSs and Warrants are being offered.

      In the event of a stock split, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the GDSs or the Deposited Securities (as defined in the Documents) outstanding, the Depositary shall send DTC a notice of such event as soon as practicable, but in no event less than five business days prior to the effective date of such transaction.

      2. In the event of a cash dividend payment or other distribution, or an offering or issuance of rights with respect to the GDSs, the Warrants or the Deposited Securities outstanding, the Issuer or the Depositary shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to such payment, distribution or rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of GDRs or Warrants is required; and (c) the date any required notice is to be mailed to holders of GDRs or Warrants or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Depositary will forward suck notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission. (The Issuer or Depositary sending such notice shall have a method to verify subsequently the use of such mesas and the timeliness of such notice.) The Publication Date shall be as soon as practicable after the announcement by the Issuer of any such cash dividend payment, distribution or offering or issuance of rights with respect to the GDSs, the Warrants or the Deposited Securities. The Custodian will notify DTC's Dividend Department of all upcoming cash dividend payments of which it becomes aware. The Custodian will also notify Standard & Poor's Corporation ("S&P") of all upcoming cash dividend payments for the purpose of allowing S&P to include an announcement of such payment in its Dividend Record. After establishing the United States dollar payment to be made on the GDSs, the Custodian will notify DTC's Dividend Department of such payment.

      3. In the event of an invitation to tender the GDRs, GDSs, the Warrants or the Deposited Securities, notice to holders of the GDRs or Warrants by the Depositary specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph addressed as follows:

            Manager, Reorganization Department
            Reorganization Window
            The Depository Trust Company
            7 Hanover Square -- 23rd floor
            New York, New York 10004
            Fax numbers:      (212) 709-1093
                              (212) 709-1094
            Confirmation No.: (212) 709-6884

      4. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the GDSs or the Warrants, as the case may be, affected and the accompanying description of the GDRs, or the Warrants, as the case may be, which, as of the date of this letter, is "Sponsored GDRs Rpstg Shares 144A".

      5. Notices to the Dividend Department of DTC by telecopy shall be sent to
(212) 709-1723. Notices to DTC's Dividend Department by mail or by any other means shall be sent to:

            Manager, Announcements
            Dividend Department
            The Depository Trust Company
            7 Hanover Square -- 22nd Floor
            New York, NY 10004

      The Custodian shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

      6. Payments of dividends or other cash distributions with respect to the Master GDRs shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Depositary and DTC). Such payments shall be made payable to the order of Cede & Co.

      7. Other cash payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Depositary and
DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

            Manager, Reorganization Department
            Reorganization Window
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, NY 10004

      8. DTC may direct, in writing, the Issuer or the Depositary to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent

      9. In the event the Issuer determines that owners of beneficial interests in the Master GDRs shall be able to obtain separate GDR certificates, the Depositary shall notify DTC of the availability of such GDR certificates. In such event, the Depositary shall issue, transfer, and exchange certificates evidencing GDSs in appropriate amounts, as required by DTC and others.

      10. This Letter may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same instrument.

      11. Nothing herein shall be deemed to require the Depositary to advance funds on behalf of the Issuer.

      12. The representations included on the riders attached hereto are by this reference made part of this Letter of Representations.

                                          Very truly yours,

                                          TATA ENGINEERING AND LOCOMOTIVE
                                            COMPANY LIMITED, as Issuer

                                          By:
                                              ----------------------------------
                                              (Authorized Signatory's Signature)


                                          CITIBANK, N.A., as Depositary

                                          By:
                                              ----------------------------------
                                              (Authorized Officer's Signature)


                                          CITIBANK, N.A., as Custodian

                                          By:
                                              ----------------------------------
                                              (Authorized Officer's Signature)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY


By:
    ----------------------------------
    (Authorized Officer)

                                   EXHIBIT B

Number                                                  CUSIP Number Y85 740 127
       -------

                     INTERNATIONAL GLOBAL DEPOSITARY SHARES
                      (EACH INTERNATIONAL GLOBAL DEPOSITARY
                    SHARE REPRESENTING ONE (1) ORDINARY SHARE
                       OF TATA ENGINEERING AND LOCOMOTIVE
                                COMPANY LIMITED)

                       (FORM OF FACE OF INTERNATIONAL GDR)

                     INTERNATIONAL GLOBAL DEPOSITARY RECEIPT

                                       FOR

                     INTERNATIONAL GLOBAL DEPOSITARY SHARES

                                  representing

                        DEPOSITED SHARES OF COMMON STOCK,

                         PAR VALUE Rs. 10 PER SHARE, OF

                 TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED

                   (Incorporated in the Republic of India as a
                     public company with limited liability)

            DTC LEGEND

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the agent authorized by the Company for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            SECURITIES ACT LEGEND

            THIS GLOBAL DEPOSITARY RECEIPT, THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND, PRIOR TO THE DATE 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE OFFERING OF THE INTERNATIONAL GDSs, THE ORIGINAL ISSUE DATE OF THE INTERNATIONAL GDSs AND THE ISSUE DATE WITH RESPECT TO THE ADDITIONAL INTERNATIONAL GDSs, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN THE FORM OF A RULE 144A GDS TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES

            LEGEND APPLICABLE UNTIL THE SEPARATION DATE

            PRIOR TO THE SEPARATION DATE, THE INTERNATIONAL GDSs EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TOGETHER WITH WARRANTS IN THE SAME PROPORTION IN WHICH THE INTERNATIONAL GDSs AND WARRANTS WERE INITIALLY OFFERED AS INTERNATIONAL UNITS (AS DEFINED IN THE INTERNATIONAL DEPOSIT AGREEMENT).

            INDIAN LEGEND

THIS GLOBAL DEPOSITARY RECEIPT AND THE INTERNATIONAL GDSs EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN INDIA. TO ANY RESIDENT OF INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY SUCH PERSON.

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary") hereby certifies that Cede & Co., as nominee of The Depository Trust Company, is the owner of that number of Global Depositary Shares indicated on the records of the Depositary, representing deposited ordinary shares of Tata Engineering and Locomotive Company Limited, a limited liability company organized under the laws of the Republic of India as a public company (the "Company"), par value Rs. 10 per share (the "Shares"). At the date of the Deposit Agreement (as defined below), each International Global Depositary Share ("International GDS") represents one Share, subject to amendment as provided in
Article IV of the Deposit Agreement, deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Bombay.

            (1) The Deposit Agreement. This International Global Depositary Receipt ("International GDR") is one of an issue (herein called the "International GDRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of July 15, 1994 (the "Deposit Agreement"), by and among the Company, the Depositary, Tata Sons Limited and all Holders and Beneficial Owners from time to time of International GDRs issued thereunder, each of whom by accepting an International GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the International GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this International GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (ii) Surrender of International GDRs and Withdrawal of Deposited Securities. At any time after the date which is 45 days after the latest of the commencement of the offering of International GDSs, the original issue date of the International GDSs, and the issue date with respect to the additional International GDSs, if any, issued to cover overallotments in connection with the offering of International GDSs, upon (i) surrender at the Principal New York Office or Principal London Office of the Depositary or such other offices as the Depositary may designate of an International GDR or (ii) receipt by the Depositary of written instructions from DTC on behalf of any Beneficial Owner surrendering any beneficial interest in the Master International GDR with a corresponding credit to the Depositary's account at DTC for the International GDSs so surrendered, in either case for the purpose of withdrawal of the Deposited Securities represented by the International GDSs evidenced by an International GDR or constituting such person's beneficial interest, and upon payment of the fee of the Depositary for the surrender of International GDSs and withdrawal of Deposited Securities and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, such Holder shall be entitled to delivery of the Deposited Securities, represented by the International GDSs evidenced by such International GDRs or constituting such beneficial interest to him or upon his order by physical delivery outside the United States or, if available, by electronic transfer to an account outside the United States designated by such person; provided, however, that after the Restricted Period such physical or electronic delivery may be made within the United States. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. Each Holder or Beneficial Owner requesting delivery of Deposited Securities against surrender of an International GDR or a beneficial interest in the Master International GDR shall deliver to the Depositary a written order containing delivery instructions and, during the Restricted Period, a certificate and agreement by or on behalf of the person surrendering International GDSs substantially in the form of Exhibit C-2 to the Deposit Agreement. An International GDR surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. Prior to the Effective time, the Depositary will confirm the receipt of such order with a notice containing the Securities Act Legend.

            Upon the receipt of such order and such certificate and agreement and compliance with the terms of Section 2.05 of the Deposit Agreement, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any cash dividends or any cash proceeds of the sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

            At the request, risk and expense of any Holder or Beneficial Owner so surrendering an International GDR or beneficial interest, and for the account of such Holder or Beneficial Owner, the Depositary shall direct the Custodian to forward a certificate or certificates (if certificated securities may be delivered) and other proper documents to title, if any, for such Deposited Securities to the Depositary for delivery at the Principal New York Office (after the Restricted Period) or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder or Beneficial Owner, by cable, telex or facsimile transmission.

            The Depositary shall not accept surrender of International GDRs or written instructions for the purpose of withdrawal of less than one Share. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares. In the case of surrender of an International GDR or surrender of a beneficial interest in the Master International GDR evidencing a number of International GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as provided under the Deposit Agreement, and shall execute and deliver to the person surrendering such International GDRs new separate International GDR evidencing International GDSs representing any remaining fractional Share or continue to reflect on its records the remaining Shares as being represented by International GDSs evidenced by the Master International GDR.

            (iii) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this International GDR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this International GDR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, during the Restricted Period, the accurate completion of the certifications appearing on the reverse hereof relating to compliance with the restrictions on transfer hereof) and duly stamped as may be required by any applicable law, and upon payment of the fees of the Depositary. The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This International GDR may be split into other International GDRs or may be combined with other International GDRs into one International GDR, representing the same aggregate number of International GDSs and registered in the name of the same Holder as the International GDR or International GDRs surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any International GDR or any beneficial interest in the Master International GDR for the purpose of withdrawal of any Deposited Securities or adjustment to the Depositary's records in order to reflect deposit of Shares or such transfer or surrender for withdrawal, the Depositary or the Custodian or the Company by written instructions to the Depositary may (i) require payment from the Holder, depositor of Shares or the presenter of an International GDR or the presenter of written instructions of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (7) of this International GDR, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawa1 of Deposited Securities,
(iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulation thereunder, and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of this Agreement.

            The International GDRs are initially being offered together with the Warrants in International Units. Until after the Separation Date, the International GDSs and the Warrants will be traded together as International Units. As used herein, the Separation Date shall mean the date which is one business day after the earliest of (i) August 14, 1994, (ii) the date of any exercise of the International Managers' and US. Purchasers' over-allotment options pursuant to the Purchase Agreements and (iii) any date on which CS First Boston Limited irrevocably waives such over-allotment options pursuant to the Purchase Agreements on behalf of the International Managers and the U.S. Purchasers. After the Separation Date, the International GDSs and the Warrants may trade together or separately. Accordingly, transfers prior to the Separation Date of beneficial interests in the Master International GDR must be made in conjunction with transfers of Warrants in the proportion in which International GDSs and Warrants are being initially offered as International Units pursuant to the Offering Circular dated July 15, 1994 of the Company.

            The Depositary may refuse to execute and to deliver International GDRs, register the transfer of any International GDR, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. After consultation with the Company, the delivery of International GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of International GDRs in particular instances maybe refused, or the registration of transfer generally may be suspended, or the surrender of outstanding International GDRs or the receipt of written instructions from any person having a beneficial interest in the International GDSs evidenced by the Master International GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary, the Company or a transfer agent are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time in accordance with the Deposit Agreement.

            The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts. The Depositary may not, without the written consent of the Company, cause the issuance of International GDSs prior to the receipt of Shares pursuant to Section 2.02 or deliver shares prior to the receipt and cancellation of International GDSs pursuant to Section 2.05.

            (iv) Liability of Holder For Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the International GDSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owner hereof shall be liable to the Holder therefor and shall be payable by Beneficia1 Owners to the Holder. The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this International GDR or any withdrawal of Deposited Securities represented by the International GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the International GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

            (v) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable and free of any pre-emptive rights, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of International GDRs or adjustments in the Depositary's records.

            (vi) Additional Warranties. Every person depositing Shares, transferring International GDRs or any beneficial interest therein, or surrendering International GDRs or any beneficial interest therein and withdrawing Shares under the Deposit Agreement will be deemed thereby to represent and warrant (a) in the case of deposits, to have made the representation substantially as set forth in Exhibit C-1, (b) in the case of surrender for the purpose of withdrawal, to have made representations and warranties substantially as set forth in Exhibit C-2 and (c) in every such case, to acknowledge that the International GDRs, the International GDSs and the Shares have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except under in accordance with the restrictions or transfer set forth in the Securities Act Legend and that any offers, sales, transfers or other disposition of the International GDRs or any beneficial interest therein or in the Shares or any beneficial interest therein shall comply with the restrictions set forth in the Securities Act Legend and to represent and warrant that such deposit, transfer or surrender and withdrawal complies with such restrictions. Such representations, warranties and agreements will survive any such deposit, transfer or surrender and withdrawal.

            (vii) Charges of Depositary. The Depositary will charge the person depositing Shares or the Holder, as appropriate, a fee for the acceptance of deposits and the creation of International GDSs (any stock dividend pursuant to Section 4.04 of the Deposit Agreement or rights offering pursuant to Section
4.05 being deemed for the purposes of this paragraph to be a creation of the number of International GDSs issuable in respect of the Shares distributed as such dividend or received pursuant to the exercise of such rights) which shall not exceed $5.00 for each 100 International GDSs or portion thereof. The Depositary will charge for creation of International GDSs upon surrender of other depositary shares issued under other depositary arrangements a fee which shall not exceed $5.00 for each 100 International GDSs or portion thereof. The Depositary will charge the party surrendering International GDSs for the purpose of withdrawal a fee which shall not exceed $5.00 for each 100 International GDSs or portion thereof so surrendered. The Depositary will charge the party to whom any cash distribution is made with respect to International GDSs a fee which shall not exceed $0.02 for each International GDS per distribution. Holders of International GDR will pay (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders and

(iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars or in connection with other distributions to holders of Shares pursuant to Sections 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement.

            All such fees, charges and expenses may be changed by agreement between the Depositary and the Company at any time and from time to time subject to and in accordance with Paragraph (20) of this International GDR.

            (viii) Title to International GDRs. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this International GDR, and every successive Holder thereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in the legend appearing above on this International GDR, title to this International GDR (and to each International GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this International GDR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

            (ix) Validity of International GDR. This International GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this International GDR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar for the International GDRs shall have been appointed, such signature may be a facsimile if this International GDR is countersigned by the manual signature of a duly authorized signatory of such Registrar.

            (x) Disclosure of Beneficial Ownership and Ownership Restrictions. The Company may from time to time request the Holder or former Holders hereof to provide information as to the capacity in which they hold or held International GDRs and regarding the identity of any other persons then or previously interested in such International GDRs and the nature of such interest and various other matters. Each such Holder and Beneficial

Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder or Beneficial Owner at the time of such request.

                (xi) Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of the Republic of India, the rules of any securities exchange on which any securities of the Company are listed or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dated:

Countersigned                              CITIBANK, N.A.,
                                           as Depositary


By:                                        By:
    -----------------------                    -----------------------
Authorized Signatory                       Vice President

            The address of the Principal New York Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

            The address of the Principal London Office of the Depositary is P.O. Box 199, Cottons Centre, Hays Lane, London SE1 2QT, England.

                     (FORM OF REVERSE OF INTERNATIONAL GDR)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (xii) Dividends and Distributions; Rights. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such foreign currency into dollars and will promptly distribute the amount thus received (without liability for interest) and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.

            Whenever the Custodian or the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by the Custodian or the Depositary to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest), in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, In any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the

Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, after consultation with the Company, the Depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, additional Shares, the Depositary may with the Company's approval, and will if the Company so requests, either (i) distribute to the Holders entitled thereto, in proportion to the number of International GDSs representing such Deposited Securities held by them respectively, additional International GDRs for an aggregate number of International GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of International GDSs representing Shares, evidenced by the Master International GDR and credit such International GDSs to the DTC accounts entitled thereto, in either case after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution for any reason not to be practical or feasible, the Depositary may, (i) adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash, or (ii) refrain from effecting such distributions altogether. In lieu of issuing International GDRs for fractional International GDSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto. If additional International GDRs are not so distributed or such adjustment in the Depositary's records made, each International GDS will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, either
(a) if it is lawful and feasible, make such rights available to all or certain Holders or Beneficial Owners by means of warrants or instruments in proportion to the number of International GDS representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders if lawful and feasible, (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any International GDR or International GDRs, or otherwise, and distribute the net proceeds allocated to the extent practical as in the case of a distribution pursuant to Section 4.02 of the Deposit Agreement or (c) if it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certificates that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

            (xiii) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each International GDS, or whenever the Depositary shall receive notice of any meeting of holders of shares or other International Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) (a) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting (b) for fixing the date on or after which each International GDS will represent the changed number of Shares or (c) in respect of other matters.

            (xiv) Voting of Deposited Securities. Holders and Beneficial Owners of International GDRs shall not be entitled to instruct the Depositary as to voting any Deposited Securities. Each Holder and Beneficial Owner shall be deemed, by acceptance of International GDRs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary to vote or cause to be voted, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in Section 4.08 of the Deposit Agreement. Except as specifically set forth therein, the Depositary shall not vote or cause to be voted, or grant any proxy or power of attorney to any person to vote, any Deposited Securities.

                      Whenever the Company gives notice of a meeting of shareholders or whenever the Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, provided that the Depositary has received an opinion of Indian counsel satisfactory in form and substance to the Depositary at the expense of the Company that such action is in conformity with all applicable law and regulation and will not expose the Depositary to any liability to, or claim by, any person and a signed agreement whereby the Company agree that they will indemnify the Depositary and the Custodian and their respective officers, directors and employees against, and hold them harmless from, any liability or expense (including fees and disbursements of counsel) which may arise out of or in connection with any action of the Depositary in voting or causing to be voted, or in granting any proxy or power of attorney in favor of any person to vote, any Deposited Securities, the Depositary shall vote or cause to be voted Deposited Securities as directed in writing by Tata Sons Limited, or give a proxy or power of attorney to vote Deposited Securities in favor of Tata Sons Limited, at such meeting or in respect of such solicitation.

            (xv) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any Shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the International GDSs shall thenceforth represent the right to receive new Deposited Securities so received in exchange or conversion, unless additional or new International GDRs are delivered pursuant to the following sentence. In any such case the Depositary, may with the Company's approval, and will, if the Company so requests, execute and deliver additional International GDRs or make appropriate adjustments in their records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding International GDRs to be exchanged for new International GDRs specifically describing such new Deposited Securities. If the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution.

            Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Depositary will give notice thereof in writing to all Holders.

            (xvi) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal New York Office and Principal London Office and at the principal office of each Custodian copies of the Deposit Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company as provided in the Deposit Agreement. The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote. The Depositary will keep books at its Principal New York Office and Principal London Office for the registration of International GDRs and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the International GDSs or the International GDRs. After giving notice reasonably in advance to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

            (xvii) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares or rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto.

            (xviii) Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates will incur any liability to any Holder or Beneficial Owner of this International GDR, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Articles of Incorporation of the Company, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company, or any of their respective directors, employees, agents or affiliates, is prevented, delayed or forbidden from or be subject to, any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the International GDRs, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and its agents and the Company and their agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of the Deposit Agreement, the Depositary may own and deal its any class of securities of the Company (and their affiliates) and in International GDRs.

            The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of International GDSs, International GDRs or Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company or the exercise of voting rights or giving a proxy or power of attorney to vote the Shares in accordance with the provisions of Section 4.08 of the Deposit Agreement, in accordance with the provisions of the Deposit Agreement and of the International GDRs, as the same may be amended, modified or supplemented from time to time, in any such case (i) by either the

Depositary or any Custodian or any of their respective agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of their agents, except to the extent that such liability or expense arises out of information or the omission of information relating to the Depositary or to the Custodian, us the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the International GDRs evidencing the International GDSs.

            The Depositary agrees to indemnify the Company and its officers directors and employees and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

            (xix) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which will become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, after consultation with the Company, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (xx) Amendment of Deposit Agreement and International GDRs. The form of the International GDRs and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which imposes or increases any fees or charges (other than the taxes or other governmental charges, custody, transfer and registration fees, and other fees and expenses in respect of transfers or sales of Shares, delivering expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations), or which otherwise prejudices any substantial existing right of Holders, shall not, however, become effective as to outstanding International GDRs until the expiration of 30 days after notice of such amendment has been given to the Holders of record of outstanding International GDRs. Every Holder and Beneficial Owner of this International GDR at the time any amendment so becomes effective shall be deemed, by continuing to hold this International GDR or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

            (xxi) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company, upon 60 days' prior written notice delivered by the Company to the Depositary, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all International GDRs then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if the Depositary has delivered to the Company a written notice of its election to resign, a qualified successor depositary has not been appointed and accepted its appointment within 90 days after such delivery. If any International GDRs shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of International GDRs, will suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue the collection of dividends and other distributions pertaining to Deposited Securities, will sell property and rights and Convert Deposited Securities into cash as provided in the Deposit Agreement, and will continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the next proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for International GDSs surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of International GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

            (xxii) Compliance with U.S. Securities Laws. Notwithstanding any other provision of the Deposit Agreement or this International GDR, after the Effective Time, the Company and the Depositary each agrees that it shall restrict withdrawals of Deposited Securities only in compliance with this Agreement and for reasons set forth in Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

            FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________ whose taxpayer identification number is __________ and whose address including postal zip code is _____________ the within International GDR and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney-in-fact to transfer said International GDR on the books of the Depositary with full power of substitution in the premises.

            In connection with the transfer of this International GDR during the Restricted Period, the undersigned Holder certifies that:

(Check one)

      |_|  (a)  This International GDR is being transferred in the form of Rule
                144A Global Depositary Shares to a person who the undersigned Holder reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

      |_| (b) This International GDR is being transferred in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act.

            If during the Restricted Period none of the boxes above is checked, the Depositary shall not be obligated to register this International GDR in the name of any person other than the Holder hereof unless and until conditions to the any such transfer of registration set forth herein, on the face hereof and in the Deposit Agreement shall have been satisfied,

            In connection with the transfer of this International GDR prior to the Separation Date, the undersigned Holder certifies that this International GDR is being transferred together with the Warrants in the same proportion in which the International GDSs and Warrants are originally offered as International Units.

Dated: ____________                   Name: ____________________________________
                                            By: ________________________________
                                            Title: _____________________________

                                      NOTICE: The signature of the Holder to
                                      this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

____________________

                                  EXHIBIT C-1

                   Certification and Agreement of Acquirors of Receipts Upon Deposit of Shares Pursuant to
                    Section 2.02 of the Deposit Agreement(1)

            We refer to the International Deposit Agreement, dated as of July 15, 1994 (the "Deposit Agreement"), among Tata Engineering and Locomotive Company Limited (the "Issuer"), Citibank, N.A., as Depositary thereunder, Tata Sons Limited, and all Holders and Beneficial Owners from time to time of International Global Depositary Receipts ("International GDRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of International Global Depositary Shares ("International GDSs") to be evidenced by one or more International GDRs pursuant to Sections 2.02 and 2.03 of the Deposit Agreement.

            2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the International GDRs, the International GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933 (the "Securities Act").

            3. We certify that either:

            A. We are, or at the time the Shares are deposited and at the time International GDSs are created in respect thereof will be, the beneficial owner of such Shares and of such International GDSs, and (i) we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Securities Act) and we acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) we are not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Issuer or any affiliate thereof in the initial distribution thereof.

                                       OR

            B. We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time International GDSs are created in respect thereof will be, the beneficial owner of such Shares and International GDSs, and (i) it is not a U.S. person (as defined in Regulation S), it is located outside the United States (within the meaning of Regulation S under the Act) and it acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) it is not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not

----------
(1) To be used prior to effectiveness of a registration statement on Form F-6 under the Securities Act of 1933 relating to depositary receipts to be issued pursuant to the Deposit Agreement following such effectiveness.


                                      C-1-1
                  acquire the securities to be deposited from the Issuer or say affiliate thereof in the initial distribution thereof.

            4. We agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that prior to expiration of 40 days after the latest of the commencement of the offering of International GDSs on behalf of the Issuer, the original issue date of the International GDSs and the issue date with respect to the additional International GDSs, if any, issued to cover overallotment (the "restricted period"), we (or it) will not offer, sell, pledge or otherwise transfer International GDRs, the International GDSs evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer within the meaning of Rule l44A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (b) in accordance with Regulation S under the Securities Act, in either case in accordance with any applicable securities laws of any state of the United States. We further agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that if we sell or otherwise transfer (or it sells or otherwise transfers) International GDRs, International GDSs or the Shares represented thereby. in accordance with clause (a) above prior to the expiration of the restricted period, we (or our customer) will, prior to settlement of such sale, cause such Shares to ha withdrawn in accordance with the terms and conditions of the Deposit Agreement and we (or our customer) will cause instructions to be given to the Depositary to deliver such Shares to the custodian under the Rule 144A Deposit Agreement for deposit thereunder and issuance of a Rule 144A Global Depositary Receipt evidencing a Rule 144A Global Depositary Share upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of such Rule 144A Deposit Agreement.

                                              Very truly yours,


                                              ----------------------------------
                                              [NAME OF CERTIFYING ENTITY]


                                              By:
                                                  ------------------------------
                                                  Title:
Dated:


                                      C-1-2

                                  EXHIBIT C-2

                      Certificate and Agreement of Persons
               Surrendering International GDSs for the Purpose of
                     Withdrawal Pursuant to Section 2.05 of
                     the International Deposit Agreement (1)

            We refer to the International Deposit Agreement, dated as of July 15, 1994 (the "Deposit Agreement"), among Tata Engineering and Locomotive Company Limited (the "Issuer"), Citibank, N.A., as Depositary thereunder, Tata Sons Limited and all Holders and Beneficial Owners from time to time of International Global Depositary Receipts (the "International GDRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. We are surrendering International Global Depositary Shares ("International GDSs") evidenced by International GDRs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented thereby pursuant to Section 2.05 of the Deposit Agreement.

            2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the International GDRs, the International GDSs evidenced thereby and the securities represented thereby (the "Shares") have not been and will not be registered under the Securities Act of 1933 (the "Securities Act").

            3. We certify that either:

                        (a) We are located outside the United States (within the
            meaning of Regulation S under the Securities Act), and either:

                                    (i) we have sold or otherwise transferred,
                        or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the International GDSs or the Shares in accordance with Regulation S under the Act, and we are, or prior to such sale or other transfer we were, the beneficial owner of the International GDRs, or

                                    (ii) we have sold or otherwise transferred,
                        or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred the International GDSs or the Shares to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A, and, accordingly, we are separately giving instructions to the Depositary to deliver the Shares to the custodian under the Rule 144A Deposit Agreement for deposit thereunder and to create Rule 144A Global Depositary Shares upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of such Rule 144A Deposit Agreement, and we are, or prior to such sale or other transfer we were, the beneficial owner of the International GDSs, or

                                    (iii) we will be the beneficial owner of the
                        Shares upon withdrawal, and, accordingly, we agree that, prior to the expiration of 40 days after the latest of the commencement of the offering of International GDSs on behalf of the Issuer, the original issue date of the International GDSs and the issue date with respect to the additional International GDSs, if any, issued to cover overallotment, we will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we (and anyone acting on our behalf) reasonably believe is a

----------
(1) To be used prior to the expiration of 40 days after the later of the commencement of the offering of International Global Depositary Shares on behalf of the Issuer and the related closing.


                                      C-2-1
                        qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (B) in accordance with Rule 903 or 904 of Regulation S under the Securities Act.

                                       OR

                        (b) We are a qualified institutional buyer (as defined
            in Rule 144A under the Securities Act) acting for our own account or for the account of one or more qualified institutional buyers; we have agreed to acquire (or it has agreed to acquire), the International GDSs or the Shares in a transaction which we understand is being made in reliance upon Rule 144A, and, accordingly, we (or it) are separately taking all action necessary to cause the Shares being withdrawn to be deposited under the Rule 144A Deposit Agreement for issuance of Rule 144A Global Depositary Shares.

            4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

                                              Very truly yours,


                                              ----------------------------------
                                              [NAME OF CERTIFYING ENTITY]


                                              By:
                                                  ------------------------------
                                                  Title:
Dated:


                                      C-2-2